[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

March 5, 2007

Ohio Casualty Corporation

Ohio Casualty Capital Trust I

Ohio Casualty Capital Trust II

c/o Ohio Casualty Corporation

9450 Seward Road

Fairfield, Ohio 45014

Re:	Ohio Casualty Corporation

Ohio Casualty Capital Trust I

Ohio Casualty Capital Trust II

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Ohio Casualty Corporation, an Ohio corporation (the “Company”), and to Ohio Casualty Capital Trust I and Ohio Casualty Capital Trust II (the “Trusts”), each a statutory trust created under the Statutory Trust Act of the State of Delaware, in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company and the Trusts with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of an unspecified amount of securities of the Company for unspecified aggregate proceeds, consisting of: (i) senior or subordinated unsecured debt securities of the Company, in one or more series (the “Debt Securities”), which may be issued under the senior indenture, dated as of March 5, 2007, between the Company and U.S. Bank, National Association, as trustee (the “Senior Indenture”), and the subordinated indenture, dated as of March 5, 2007, between the Company and U.S. Bank, National Association, as trustee (the “Subordinated Indenture”),each filed as an exhibit to the Registration Statement (collectively, the “Indentures” and each trustee, the “Senior

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March 5, 2007

Trustee” or the “Subordinated Trustee”, respectively); (ii) shares of preferred stock of the Company, without par value, in one or more series (the “Preferred Stock”); (iii) shares of common stock of the Company, $0.125 par value per share (“Common Stock”), and the associated one-half right to purchase additional shares of Common Stock; (iv) warrants (the “Warrants”) to purchase Debt Securities, Preferred Stock, Common Stock or other securities of the Company, which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and a warrant agent or agents to be named (the “Warrant Agent” or “Warrant Agents”); (v) shares of the Company’s Preferred Stock represented by depositary shares (the “Depositary Shares”) evidenced by depositary receipts, which may be issued pursuant to one or more deposit agreements proposed to be entered into between the Company and a depositary to be named (each, a “Deposit Agreement”); (vi) trust preferred securities (the “Trust Preferred Securities”) of the Trusts, which may be issued by each Trust pursuant to its Amended and Restated Declaration of Trust (each, an “Amended Declaration”); (vii) guarantees of the Company (the “Trust Preferred Securities Guarantees”) of the Trust Preferred Securities, which may be issued in the form of a Trust Preferred Securities Guarantee Agreement to be entered into by the Company and a preferred guarantee trustee or trustees to be named (the “Preferred Guarantee Trustee” or “Preferred Guarantee Trustees”) (each, a “Guarantee Agreement”); (viii) stock purchase contracts of the Company (the “Stock Purchase Contracts”) obligating the holders to purchase Common Stock, Preferred Stock and/or Depositary Shares at a future date or dates, which may be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) to be entered into by the Company and a purchase contract agent or agents to be named (the “Purchase Contract Agent” or “Purchase Contract Agents”); (ix) stock purchase units of the Company (the “Stock Purchase Units”) each representing ownership of a Stock Purchase Contract, Warrants and/or any of the Debt Securities, Trust Preferred Securities or debt obligations of third parties, including United States treasury obligations, other Stock Purchase Contracts or Common Stock, securing a holder’s obligation to purchase shares of Common Stock, shares of Preferred Stock or Depositary Shares under the Stock Purchase Contract; and (x) such indeterminate amount of Debt Securities and number of shares of Preferred Stock and Common Stock and such indeterminate number of Depositary Shares as may be issued upon conversion, exchange, exercise or closing of any Debt Securities, Preferred Stock, Depositary Shares, Warrants or Stock Purchase Contracts, including Preferred Stock, Common Stock or Depositary Shares as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (the “Indeterminate Securities”). The Debt Securities, the Preferred Stock, the Common Stock, the Warrants, the Depositary Shares, the Trust Preferred Securities, the Trust Preferred Securities Guarantees, the Stock Purchase Contracts, the Stock Purchase Units and the Indeterminate Securities are collectively referred to herein as the “Offered Securities.”

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Ohio Casualty Corporation

March 5, 2007

In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of:

(i) the Registration Statement;

(ii) the Senior Indenture;

(iii) the Subordinated Indenture;

(iv) the form of the Amended Declaration (including the form of the Trust Preferred Securities), filed as an exhibit to the Registration Statement;

(v) the Statement of Eligibility and Qualification on Forms T-1 under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Senior Trustee, filed as exhibits to the Registration Statement; and

(vi) the Statement of Eligibility and Qualification on Forms T-1 under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Subordinate Trustee, filed as exhibits to the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements and certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, including endorsements, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies and the authenticity of the originals of such documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto (including the Company), other than the Trusts, have been duly organized and are and will continue to be validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization, and had or will have the power, corporate or other, to enter into and perform all obligations thereunder. We have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, except to the extent expressly set forth in paragraphs 1, 2, 4 and 5 below, the validity and binding effect thereof on such parties. We have further assumed that the Company has complied and will comply with all aspects of applicable laws of jurisdictions other than the United States of America and the State of New York in connection with the transactions contemplated by the Indentures, any supplemental indenture thereto, the Warrant Agreements, the Guarantee Agreements, the Purchase Contract Agreements, the Registration Statement and any related underwriting agreement or purchase agreement

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March 5, 2007

relating to the issuance and sale of the Offered Securities. We have assumed that New York law will be chosen to govern the Warrant Agreements, the Guarantee Agreements and the Purchase Contract Agreements and that such choice will be a valid, legal and enforceable provision, and that the Warrant Agreements and the Warrants, the Guarantee Agreements and the Stock Purchase Contracts and the Purchase Contract Agreements will contain all provisions required under the laws of the State of Ohio in respect of contracts for the sale of securities issued by an Ohio corporation. We have assumed that any Debt Securities, Warrants, Guarantee Agreements and Stock Purchase Contracts that may be issued will be manually signed or countersigned, as the case may be, by duly authorized officers of the Senior Trustee, Subordinated Trustee, Warrant Agents, Preferred Guarantee Trustees and Purchase Contract Agents, respectively. We have assumed that the choice of currency in which any Offered Debt Securities (as defined below) are denominated does not contravene any exchange control or other laws of the nation issuing such currency. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Our opinions set forth below are limited to the Statutory Trust Act of the State of Delaware and those laws of the State of New York and the United States of America, in each case, that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

The opinions set forth below are subject to the following qualifications, further assumptions and limitations:

(i)           the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and by general principles of equity (regardless of whether enforceablility is considered in a proceeding in equity or at law);

(ii)          we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on any agreements or instruments or any transactions contemplated thereby;

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(iii)        we do not express any opinion as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation);

(iv)         we do not express any opinion as to the enforceability of any provision of any document purporting to prohibit, restrict or condition the assignment of rights under such document to the extent such restriction on assignability is governed by the Uniform Commercial Code;

(v)          the validity or enforcement of any agreements or instruments may be limited by requirements that a claim with respect to any Offered Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and

(vi)         the validity or enforcement of any agreements or instruments may be limited by governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

Based upon and subject to the foregoing, we are of the opinion that:

1.            With respect to any series of Debt Securities to be offered by the Company pursuant to the Registration Statement and issued under the Indentures (the “Offered Debt Securities”), when (i) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and so as not to violate any applicable law, the Articles of Incorporation of the Company as then in effect (the “Articles”) or the Code of Regulations of the Company as then in effect (the “Code”), or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) the Offered Debt Securities have been issued in a form that complies with the applicable Indenture and the applicable supplemental indenture and have been duly executed, delivered, authenticated, issued and sold in accordance with the provisions of such Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and have been duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants), when issued and sold in accordance with the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered

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March 5, 2007

Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

2.            With respect to any series of Warrants to be offered by the Company pursuant to the Registration Statement (the “Offered Warrants”), when (i) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) the terms of the Offered Warrants and of their issuance and sale have been duly established by the Company in conformity with the applicable Warrant Agreement and so as not to violate any applicable law, the Articles or the Code or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iii) any Common Stock or Preferred Stock relating to such Offered Warrants has been duly authorized for issuance; (iv) any Debt Securities relating to such Offered Warrants have been duly executed and authenticated in accordance with the provisions of the Indenture and any applicable supplemental indenture thereto; and (v) the Offered Warrants have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Warrant Agreement, the Offered Warrants, when issued and sold in accordance with the applicable Warrant Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

3.            With respect to the Trust Preferred Securities of each Trust to be offered pursuant to the Registration Statement (the “Offered Trust Preferred Securities”), when (i) if the Offered Trust Preferred Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Trust Preferred Securities has been duly authorized, executed and delivered by the applicable Trust and the other parties thereto; (ii) the applicable Amended Declaration in respect of such Offered Trust Preferred Securities has been duly authorized, executed and delivered by each party thereto and has been filed on a Current Report on Form 8-K in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto; (iii) the terms of the Offered Trust Preferred Securities and of their issuance and sale have been duly established by the applicable Trust in conformity with the applicable Amended Declaration and so as not to violate any applicable law, the Articles or the Code or result in a default under or breach of any agreement or instrument binding upon the applicable Trust and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the applicable Trust; and (iv) the Offered Trust Preferred Securities have been issued in a form that complies with the applicable Amended Declaration and have been

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duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Amended Declaration to be entered into in connection with the issuance of such Offered Trust Preferred Securities and have been duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor (1) the Offered Trust Preferred Securities, when issued or sold in accordance with the applicable Amended Declaration and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized for issuance and will be validly issued, fully paid and nonassessable, representing undivided beneficial interests in the assets of such Trust and (2) the holders of the Offered Trust Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the Delaware General Corporate Law. We bring to your attention, however, that the holders of the Offered Trust Preferred Securities may be obligated, pursuant to the Amended Declaration of such Trust, to (i) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers of Offered Trust Preferred Securities and (ii) provide security and indemnity in connection with the requests of or directions to the property trustee of such Trust to exercise its rights and powers under the Amended Declaration of such Trust.

4.            With respect to the Trust Preferred Securities Guarantees to be offered pursuant to the Registration Statement (the “Offered Trust Preferred Securities Guarantees”), when (i) if the Offered Trust Preferred Securities Guarantees are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Trust Preferred Securities Guarantees has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) the terms of the Offered Trust Preferred Securities Guarantees and of their issuance and sale have been duly established by the Company in conformity with the applicable Guarantee Agreement and so as not to violate any applicable law, the Articles or the Code or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Offered Trust Preferred Securities Guarantees have been issued in a form that complies with the applicable Guarantee Agreement and have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of such Guarantee Agreement to be entered into in connection with the issuance of such Offered Trust Preferred Securities Guarantees and have been duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Trust Preferred Securities Guarantees, when issued and sold in accordance with the applicable Guarantee Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

5.            With respect to any Stock Purchase Contracts (the “Offered Stock Purchase Contracts”), when (i) if the Offered Stock Purchase Contracts are to be sold

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pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Stock Purchase Contracts has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) the terms of the Offered Stock Purchase Contracts and of their issuance and sale have been duly established by the Company in conformity with the applicable Purchase Contract Agreement and so as not to violate any applicable law, the Articles or the Code or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) the Offered Stock Purchase Contracts have been issued in a form that complies with the applicable Purchase Contract Agreement and have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Purchase Contract Agreement to be entered into in connection with the issuance of such Offered Stock Purchase Contracts and have been duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Stock Purchase Contracts, when issued and sold in accordance with the applicable Purchase Contract Agreement and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

In rendering the opinions set forth above, we have assumed that the terms of the Offered Debt Securities, the Offered Warrants, the Trust Preferred Securities Guarantees and the Stock Purchase Contracts will have been established so as not to, and that the execution and delivery by the Company of the Indentures and any applicable supplemental indentures, the Warrant Agreements, the Guarantee Agreements, the Purchase Contract Agreements and any other contract or instrument governing the terms of such Offered Securities and the performance by the Company of its obligations thereunder, will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company is subject, (ii) any law, rule or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

In relation to the opinion set forth in Paragraph 1 above, we bring to your attention Title 16 of Article 5 of the New York General Obligations Law (the “GOL”). Title 16 of the GOL provides, among other things, that on the implementation from time to time of Economic and Monetary Union in the Member States of the European Union in accordance with the Treaty on European Union by the adoption of participating Member States of a single currency (the “Euro”), if the subject or medium of payment of a contract, security or instrument is a currency that has been substituted or replaced by the Euro, the Euro will be a commercially reasonable and substantial equivalent that may be either (a) used in determining the value of such currency or (b) tendered in accordance with the regulations adopted by the Council of the European Union. In addition, Title 16 of the GOL provides that none of (a) the introduction of the Euro, (b) the tendering of

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Euros in connection with any obligation in accordance with clauses (a) or (b) of the immediately preceding sentence, (c) the determining of the value of any obligation in accordance with clauses (a) or (b) of the immediately preceding sentence or (d) the calculating or determining of the subject or medium of payment of a contract, security or instrument with reference to interest rate or other basis has been substituted and replaced due to the introduction of the Euro and that is a commercially reasonable substitute and substantial equivalent, shall have either the effect of discharging or excusing performance under any contract, security or instrument or give a party the right to unilaterally alter or terminate any contract, security or instrument. Title 16 of the GOL further provides that its provisions shall not alter or impair and shall be subject to any agreements concerning the Euro between the parties. We note, however, that to the best of our knowledge, there has been no judicial consideration of Title 16 of the GOL by a New York court and, in the absence of any judicial authority, we are unable to express a view as to the interpretation or application a New York court may give to Title 16 of the GOL.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP